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                       DAVIS NEW YORK VENTURE FUND, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
                 TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
                            GENERAL CORPORATION LAW

        Davis New York Venture Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Prior to the designation and reclassification of the common stock of the corporation the corporation had a total of 3,000,000,000 authorized shares, $.05 par value per share, 1,000,000,000 shares of which are unclassified, 1,000,000,000 shares of which are classified as Class A Common Stock, 500,000,000 shares of which are classified as Class B Common Stock, and 250,000,000 shares of which are classified as Class C Common Stock and 250,000,000 shares of which are classified as Class Y Common Stock, each with a par value of $.05 per share. The aggregate par value of all the authorized stock is $150,000,000, of which $50,000,000 is unclassified and $100,000,000 is classified.

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                              STATE OF MARYLAND
S
E    I hereby certify that this is a true and complete copy of the 6 page
C    document on file in this office. DATED: June 10, 1998
O         STATE DEPARTMENT OF ASSESSMENT AND TAXATION
N
D    BY: /s/ Darla D. Simms     Custodian
:         ----------------------
     This stamp replaces our previous certification system. Effective: 6/95
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SECOND: The Articles of Incorporation are hereby supplemented by (i)
redesignating the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock as Davis New York Venture Fund Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock; (ii) designating a new series of common stock to known as Davis Growth and Income Fund Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock; and (iii) designating out of the unclassified shares 500,000,000 shares as Davis Growth and Income Fund Class A Common Stock,

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250,000,000 shares as Davis Growth and Income Fund Class B Common Stock,
125,000,000 shares as Davis Growth and Income Fund Class C Common Stock and 125,000,000 as Davis Growth and Income Fund Class Y Common Stock.

THIRD: The Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of each Fund shall represent investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

        (i) Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;

        (ii) The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may also be subject to a contingent deferred sales charge, as determined by the Board of Directors from time to time prior to issuance of such stock;

        (iii) The Class B Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and shall be converted to Class A Common Stock at the end of eight (8) years after purchase or such earlier period as determined by the Board of Directors including giving effect to reciprocal exchange privileges;

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        (iv)  The Class C Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

        (v) The Class Y Common Stock may be sold without a front-end sales load or contingent deferred sales charge and without a Rule 12b-1 distribution fee;

        (vi) Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and

        (vii) Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time.

FOURTH: Immediately following the designation and reclassification of stock, the corporation will have a total of 3,000,000,000 shares, $.05 par value per share, 1,000,000,000 of which shares shall be classified as Davis New York Venture Fund Class A Common Stock, 500,000,000 of which shares shall be classified as Davis New York Venture Fund Class B Common Stock, 250,000,000 of which shares shall be classified as Davis New York Venture Fund Class C Common Stock, 250,000,000 of which shares shall be classified as Davis New York Venture Fund Class Y Common Stock, 500,000,000 of which shares shall be classified as Davis Growth and Income Fund Class A Common Stock, 250,000,000 of which shares shall be classified as Davis Growth and Income Fund Class B Common Stock, 125,000,000 of which shares shall be classified as Davis Growth and Income Fund Class C Common Stock and 125,000,000 of which shares shall be classified as Davis Growth and Income Fund Class Y Common Stock. The aggregate par value of all of the common stock is $150,000,000.00, all of which is classified.

FIFTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation.

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SIXTH:  The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

SEVENTH: The Board of Directors duly adopted a resolution (i) redesignating the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock as Davis New York Venture Fund Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock; (ii) designating a new series of common stock to be known as Davis Growth and Income Fund Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock; and (iii) designating out of the unclassified shares 500,000,000 shares as Davis Growth and Income Fund Class A Common Stock, 250,000,000 shares as Davis Growth and Income Fund Class B Common Stock, 125,000,000 shares as Davis Growth and Income Fund Class C Common Stock; and 125,000,000 shares of Davis Growth and Income Fund Class Y Common Stock.

        IN WITNESS WHEREOF, Davis New York Venture Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on June 8, 1998.

                        DAVIS NEW YORK VENTURE FUND, INC.


                                By:  /s/
                                        -------------------------------
                                        Kenneth C. Eich, Vice President



ATTEST:


        /s/
           -------------------------------
           Eileen R. Street, Assistant/Secretary

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        THE UNDERSIGNED, the Vice President of DAVIS NEW YORK VENTURE FUND,
INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED:  June 8, 1998

                                              /s/
                                                 -------------------------------
                                                 Kenneth C. Eich, Vice President



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